EXHIBIT 10.14

THE CIT GROUP/BUSINESS CREDIT, INC.
1211 Avenue of the Americas
New York, New York 10036

November 11, 2003

Rock of Ages Corporation
772 Graniteville Road
Barre, Vermont 05654

Attention:    Mr. Kurt M. Swenson
                  Chief Executive Officer

RE:             Sixth Amendment and Waiver

Gentlemen:

     We refer to the Financing Agreement, dated as of December 17, 1997 (as amended, the "Financing Agreement"), among Rock of Ages Corporation, Rock of Ages Kentucky Cemeteries, LLC, Carolina Quarries, Inc., Autumn Rose Quarries, Inc., Pennsylvania Granite Corp., Keith Monument Company LLC, Rock of Ages Memorials, Inc. and Sioux Falls Monument Co. (collectively, the "Companies"), the lenders party thereto (collectively, the "Lenders"), and The CIT Group/Business Credit, Inc., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Financing Agreement.

   1.   Waiver.  You have notified us that the Operating Cash Flow Ratio of the Companies for the fiscal quarter ending in September 2003 was (3.86) to 1. The failure of the Companies to have maintained an Operating Cash Flow Ratio of at least 1.25 to 1 constitutes a violation of Subparagraph 14 of Section 7 of the Financing Agreement and an Event of Default under Subparagraph 1(f) of the Financing Agreement (the "Designated Default").

   The Lenders hereby waive the Designated Default as an Event of Default. Nothing herein shall constitute a waiver by the Agent or any Lender of any other Default or Event of Default, whether or not the Agent or any Lender has any knowledge thereof, nor shall anything herein be deemed a waiver by the Agent or any Lender of any Default or Event of Default which may occur after the date hereof.

   2.   Amendment.  The Companies, the Lenders and the Agent hereby agree that, effective as of October 1, 2003: (a) each Applicable Fee Percentage set forth in the definition of the term "Applicable Fee Percentage" in the Financing Agreement shall be increased by .25%; and each Applicable Increment set forth in the definition of the term "Applicable Increment" in the Financing Agreement shall be increased by .25%.

   By signing below, each of the Companies hereby represents and warrants that: (a) all of the representations and warranties set forth in the Financing Agreement (except for such representations and warranties that were only required to be true and correct as of a prior date) are true and correct in all material respects on the date hereof; and (b) no Default or Event of Default (other than the Designated Default) has occurred and is continuing on the date hereof.

   The waiver of the Designated Default contained herein shall become effective upon our receipt of one or more counterparts of this letter signed by all of the Companies and the other Lender.

     Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith (collectively, the "Loan Documents") are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. All references to the Financing Agreement in the Financing Agreement and the other Loan Documents shall mean the Financing Agreement as amended hereby.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please sign below to indicate your agreement to the term hereof.

Very truly yours, THE CIT GROUP/BUSINESS CREDIT, INC. as Lender and Agent By: /s/ John Thomas Name: John Thomas Title: Assistant Vice President

Agreed to by:

ROCK OF AGES CORPORATION By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

ROCK OF AGES KENTUCKY CEMETERIES, LLC By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

CAROLINA QUARRIES, INC. By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

AUTUMN ROSE QUARRIES, INC. By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

PENNSYLVANIA GRANITE CORP. By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

KEITH MONUMENT COMPANY LLC By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

ROCK OF AGES MEMORIALS INC. By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

SIOUX FALLS MONUMENT CO. By: /s/ Kurt M. Swenson Name: Kurt M. Swenson Title: Chairman and Chief Executive Officer

FLEET NATIONAL BANK, as a Lender By: /s/ Michael A. Palmer Name: Michael A. Palmer Title: Senior Vice President

EXHIBIT 10.15

   SEVENTH AMENDMENT AND WAIVER, dated as of February 16, 2004 ("Amendment"), executed and delivered in connection with that certain FINANCING AGREEMENT, among ROCK OF AGES CORPORATION, a Delaware corporation ("ROA"), ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company ("Kentucky"), CAROLINA QUARRIES, INC., a Delaware corporation ("Carolina"), AUTUMN ROSE QUARRIES, INC., a Georgia corporation ("Autumn"), PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation ("Pennsylvania"), KEITH MONUMENT COMPANY LLC, a Delaware limited liability company ("Keith"), ROCK OF AGES MEMORIALS INC., a Delaware corporation ("Memorials") and SIOUX FALLS MONUMENT CO., a South Dakota corporation ("Sioux Falls"), as borrowers (ROA, Kentucky, Carolina, Autumn, Pennsylvania, Keith, Memorials and Sioux Falls each a "Company" and collectively the "Companies"), the lenders party thereto (each a "Lender" and collectively the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as agent for the Lenders (in such capacity, the "Agent"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement (as defined below).

   WHEREAS, the Companies, the Lenders and the Agent are parties to that certain Financing Agreement, dated as of December 17, 1997, which agreement has been amended by (a) the letter amendment dated June 22, 1998 (the "First Amendment"), (b) the Amendment dated June 1, 1999 (the "Second Amendment"), (c) the Consent and Amendment dated December 20, 1999 (the "Third Amendment"), (d) the Consent and Amendment dated as of December 27, 2000 (the "Fourth Amendment"), (e) the Fifth Amendment dated as of October 23, 2002 (the "Fifth Amendment") and (f) the Sixth Amendment and Waiver dated November 11, 2003 (the "Sixth Amendment") (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, and as the same may hereafter be amended, modified, supplemented or restated from time to time, the "Financing Agreement");

   WHEREAS, the Companies have requested that the Lenders (a) waive as Events of Default the violation of certain financial covenants contained in the Financing Agreement and (b) agree to modify certain provisions contained in the Financing Agreement, and the Lenders have agreed to the foregoing request, on the terms and subject to the conditions set forth in this Amendment.

   NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

   Section One.  Amendments. Section 7 of the Financing Agreement is hereby amended by inserting therein the following new Paragraphs 23 and 24 immediately after Paragraph 22 thereof:

   "23.Minimum EBITDA. The Companies shall achieve, on a consolidated basis, for each fiscal period set forth below, EBITDA in an amount not less than the amount set forth below opposite such fiscal period:

	Fiscal Period	Minimum EBITDA
(a)	fiscal quarter ended on or about December 31, 2003	$3,100,000

(b)	two (2) fiscal quarters ending on or about March 31, 2004	$ (2,000,000)

(c)	three (3) fiscal quarters ending on or about June 30, 2004	$2,300,000

    24.Maximum Capital Expenditures.  During the fiscal year ending on or about December 31, 2004, the Companies shall not make or contract to make, on a consolidated basis, Capital Expenditures in an aggregate amount in excess of $4,500,000."

    Section Two.  Covenant. If, for the fiscal quarter ending on or about December 31, 2003, the Companies, on a consolidated basis, shall have achieved EBITDA in an amount not less than the minimum amount required for such fiscal quarter under Paragraph 23 of Section 7 of the Financing Agreement (as amended hereby), and such achievement is reflected on the Companies' audited and consolidated financial statements for the fiscal year ended December 31, 2003, received by the Agent and each Lender pursuant to Paragraph 8 of Section 7 of the Financing Agreement, then, the .25% increase in each Applicable Fee Percentage and each Applicable Increment provided for in paragraph 2 of the Sixth Amendment shall cease to be effective as of December 31, 2003, provided that no Default or Event of Default shall have occurred and be continuing.

   Section Three. Waiver. The Companies hereby acknowledge and confirm that for the fiscal quarter ended on or about December 31, 2003, the Companies failed to maintain, on a consolidated basis, an Operating Cash Flow Ratio of at least 1.25 to 1, in violation of Subparagraph 14 of Section 7 of the Financing Agreement. The Companies' failure to maintain, on a consolidated basis, an Operating Cash Flow Ratio of at least 1.25 to 1 at all times during such fiscal quarter constitutes an Event of Default (the "Designated Default"). The Companies also expect that they will not be in compliance with such covenant for each of the fiscal quarter ending on or about March 31, 2004 and the fiscal quarter ending on or about June 30, 2004 (collectively, the "Anticipated Defaults"). Upon the satisfaction of the conditions precedent set forth in Section Five hereof, the Lenders hereby waive the Designated Default and the Anticipated Defaults as Events of Default; provided, however, that nothing contained herein shall be deemed to be a waiver of any other Default or Event of Default, whether or not the Agent or any Lender has any knowledge thereof, nor shall anything contained herein be deemed to be a waiver of any other future Default or Event of Default whatsoever.

   Section Four. Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, each Company warrants and represents to the Agent and the Lenders as follows:

   (a) all of the representations and warranties contained in the Financing Agreement and each other document relating thereto to which such Company is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

   (b) the execution, delivery and performance of this Amendment by such Company is within its corporate or limited liability company powers, has been duly authorized by all necessary corporate or limited liability company action, and such Company has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;

   (c) upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity;

   (d) Such Company is not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to such Company, (ii) cause a violation by such Company of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which such Company is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of such Company, except in favor of the Agent, to secure the Obligations, or (v) violate any provision of any organizational document or capital stock of such Company;

   (e) No Default or Event of Default has occurred and is continuing, except for the Designated Default which is being waived pursuant to Section Three hereof; and

   (f) Since the date of the receipt by the Agent and the Lenders of the Companies' most recent financial statements, no change or event has occurred which has had or is reasonably likely to have a material adverse effect on the business, operations, prospects, profitability or condition, financial or otherwise, of such Company, the Companies and their subsidiaries taken as a whole or the Collateral (collectively a "Material Adverse Effect").

   Section Five.  Conditions Precedent. Sections Two and Three of this Amendment shall become effective when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred:

   (a)   The Agent shall have received a fully executed counterpart or original of this Amendment.

   (b)   All of the representations and warranties set forth in Section Four of this Amendment shall be true and correct.

   (c) The Agent and the Lenders shall have received payment of all fees, expenses and disbursements (including, without limitation, the fees and expenses of external counsel) incurred by them in connection with the preparation, negotiation and execution of this Amendment and the transactions contemplated to occur hereunder.

   Section Six.  General Provisions.

   (a)  Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

   (b)  As of the effective date hereof, all references to the Financing Agreement in the Financing Agreement shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time.

   (c)  This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

   (d)  This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

   (e)  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

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   IN WITNESS WHEREOF, each Company, the Agent and each of the Lenders has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
AUTUMN ROSE QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By: /s/ Kurt M. Swenson
Name:  Kurt M. Swenson
Title:     Chairman and Chief Executive Officer
of each of the above Companies

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as a Lender By: /s/ John Thomas Name: John Thomas Title: Assistant Vice President

FLEET NATIONAL BANK, as a Lender By: /s/ Michael A. Palmer Name: Michael A. Palmer Title: Senior Vice President

EXHIBIT 10.21

AMENDMENT NO. 1 TO SUPPLY AGREEMENT

   This Amendment No. 1 to Supply Agreement is made as of the 1st day of January 2004, by and among ROCK OF AGES CORPORATION, a Delaware corporation with its principal office located at 772 Graniteville Road, Graniteville, Vermont 05654 ("ROCK"); and ADAMS GRANITE CO., INC. a Vermont corporation ("Adams").

RECITALS:

   WHEREAS, ROCK and Adams entered into a Supply Agreement dated January 11, 2002 ("Supply Agreement"); and

   WHEREAS, ROCK and Adams desire to amend the Supply Agreement in accordance with the terms set forth below.

   NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the parties agree as follows:

   1.   Section 3 of the Supply Agreement shall be amended by deleting the current section 3 in its entirety and replacing it with the following new section 3:

   3.   Minimum Ordering Obligations. During the Term ROCK shall place orders for at least Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) (the "Minimum Order") of Monuments from Adams in each year of the Term, commencing January 1, 2004. Notwithstanding the foregoing, the Minimum Order may vary up or down by up to 10% during each year of the remaining Term. The Minimum Order for each year shall be measured separately, and any such variance in one year shall not be added to or subtracted from the Minimum Order obligation in any subsequent year during the Term.

  2.   Section 4 of the Supply Agreement shall be amended by deleting the current section 4 in its entirety and replacing it with the following new section 4:

   4.  Failure to Meet Minimum Order; Remedy. Adams shall provide ROCK with a report of the orders placed by ROCK under this Agreement within Thirty (30) days prior to the end of each year of the Term. ROCK shall verify Adams' report with its own numbers and communicate any discrepancies to Adams. If the orders for a given year are less than the adjusted Minimum Order, then ROCK shall, at its sole option: (i) place orders for Monuments in the amount of the deficiency; or (ii) pay to Adams the gross margin that Adams would have realized had such orders been placed and filled. For the purposes of this Section 3, the gross margin shall be Adams' average gross margin on sales of Monuments to ROCK over the prior 2 year period, calculated in accordance with generally accepted accounting principles, consistently applied. Adams shall keep adequate books and records sufficient to allow ROCK to calculate the average gross margin, and shall allow ROCK access to such books and records in accordance with Section 8 hereof.

The placement of orders and/or the payment of Adams' estimated gross margin, as provided in section 4(i) or (ii) above, shall be Adams' sole and exclusive remedy for ROCK's failure to meet the Minimum Order. In no event shall ROCK be liable to Adams for any claims or demands in equity for specific performance or claims or demands at law for any further amounts or damages of any kind, whether direct or indirect, including, but not limited to, loss of revenue or profits or any special, incidental or consequential damages, even if ROCK has been advised of the possibility of such damages.

   3.   Except as amended by this Amendment No. 1, ROCK and Adams hereby agree and acknowledge that the remainder of the Supply Agreement shall be unchanged and shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Supply Agreement all as of the date first above written.

WITNESS	ROCK OF AGES CORPORATION By: /s/ Michael Tule Michael Tule, Vice President/General Counsel

ADAMS GRANITE COMPANY, INC. By: /s/ Kerry F. Zorzi Kerry F. Zorzi, President

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